Exhibit 10.3
FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
              This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of this 25th day of February, 2008 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Lender, Term Lender, Swing Line Lender and as Agent (“Agent”), the Credit Parties signatory hereto and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).
RECITALS
              WHEREAS, Borrower, certain Credit Parties, Agent and Lenders have entered into that certain Fifth Amended and Restated Credit Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and
              WHEREAS, Borrower, the Credit Parties signatories to the Credit Agreement, the Lenders and Agent wish to amend certain provisions of the Credit Agreement, as more fully set forth herein.
              NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1 Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:
     (a)     The third sentence of Section 1.1(a)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount less the sum of 100% of the Letter of Credit Obligations, 100% of the Eligible Trade L/C Obligations and 100% of the Swing Line Loan outstanding and (B) the Borrowing Base plus the aggregate amount of unrestricted cash on deposit in an account of Borrower under the control of the Agent, at a bank or other financial institution acceptable to Agent and subject to a tri-party account control agreement by and among Agent, such bank or financial institution and Borrower in form and substance satisfactory to Agent, less the sum of 100% of the Letter of Credit Obligations, 100% of the Eligible Trade L/C Obligations and 100% of the Swing Line Loan outstanding at such time (such amount, “Borrowing Availability”).“
     (b)     The second sentence of Section 1.1(c)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          “The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Borrowing Base plus the aggregate amount of unrestricted cash on deposit in an account of Borrower under the control of the Agent, at a bank or other financial institution acceptable to Agent and subject to a tri-party account control agreement by and among Agent, such bank or financial institution and Borrower in form and substance satisfactory to Agent, less the sum of the outstanding balance of the Revolving Credit Advances, 100% of outstanding Letter of Credit Obligations and 100% of outstanding Eligible Trade L/C Obligations (“Swing Line Availability”).”
     (c)     The third sentence of Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “In addition, the sum of 100% of the Letter of Credit Obligations and 100% of outstanding Eligible Trade L/C Obligations shall not exceed the Borrowing Base, plus the aggregate amount of unrestricted cash on deposit in an account of Borrower under the control of the Agent, at a bank or other financial institution acceptable to Agent and subject to a tri-party account control agreement by and among Agent, such bank or financial institution and Borrower in form and substance satisfactory to Agent, less the then outstanding Revolving Credit Advances and Swing Line Loan.”
     (d)     Section 5.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
              “5.11 Additional Deliveries.
         On or prior to March 18, 2008, Borrower shall deliver to Agent Ultimate Parent’s forecasted consolidated balance sheets, profit and loss statements, cash flow statements and borrowing availability projections on a monthly basis for the remaining period in the Fiscal Year ending in January, 2009 and for the Fiscal Year ending in January, 2010, which, in each case, shall be (i) prepared in a manner consistent with the historical Financial Statements of Ultimate Parent together with appropriate supporting details and a statement of underlying assumptions and (ii) in form and substance reasonably satisfactory to Agent (the “Updated Projections”); provided that, notwithstanding anything to the contrary contained herein or otherwise, from and after the Third Amendment Effective Date through and including the date of receipt by Agent of the Updated Projections, in form and substance reasonably satisfactory to Agent, (x) no Revolving Loans (other than Letter of Credit Obligations and Eligible Trade L/C Obligations) may be outstanding under this Agreement and (y) the aggregate amount of the sum of all outstanding Letter of Credit Obligations plus Eligible Trade L/C Obligations may not at any time exceed Twenty-One Million Dollars ($21,000,000).”
     (e)     The first sentence of clause (a) of Schedule B to the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “Subject to the terms and conditions of this Agreement, Agent agrees to incur from time to time, upon the request of Borrower on behalf of Borrower and for

Borrower’s account, Letter of Credit Obligations and Eligible Trade L/C Obligations by causing Letters of Credit and Eligible Trade L/Cs to be issued on terms acceptable to Agent and by Agent, a subsidiary of Agent or a bank or other legally authorized Person acceptable to Agent and Borrower (each, an “L/C Issuer”) for Borrower’s account and guaranteed by Agent; provided, however, that the aggregate amount of the sum of all such Letter of Credit Obligations plus Eligible Trade L/C Obligations shall not at any time exceed the lesser of (i) Seventy-Five Million Dollars ($75,000,000) (the “L/C Sublimit”), or (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances; provided further that Letter of Credit Obligations plus Eligible Trade L/C Obligations shall not exceed the Borrowing Base plus the aggregate amount of unrestricted cash on deposit in an account of Borrower under the control of the Agent, at a bank or other financial institution acceptable to Agent and subject to a tri-party account control agreement by and among Agent, such bank or financial institution and Borrower in form and substance satisfactory to Agent less the outstanding balance of the Revolving Credit Advances and Swing Line Advances.”
Section 2 Representations and Warranties. Borrower and the Credit Parties who are party hereto represent and warrant that:
     (a)     the execution, delivery and performance by Borrower and such Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower and such Credit Parties enforceable against Borrower and such Credit Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
     (b)     each of the representations and warranties contained in the Credit Agreement (as amended hereby) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
     (c)     neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or Credit Parties’ certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Credit Parties or any of their Subsidiaries is a party or by which Borrower, the Credit Parties or any of their Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and
     (d)     no Default or Event of Default will exist or result after giving effect hereto.

Section 3 Conditions to Effectiveness. This Amendment will be effective only upon its execution and delivery by Borrower, the Credit Parties that are listed on the signature pages hereto, the Agent and each Lender.
Section 4 Reference to and Effect Upon the Credit Agreement.
     (a)     Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (b)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and refer to the Credit Agreement as amended hereby.
Section 5 Waiver and Release.
              In consideration of the foregoing, each of Borrower and each Credit Party hereby waives, releases and covenants not to sue Agent or any Lender with respect to, any and all claims it may have against Agent or any Lender, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof relating to one or more Loan Documents.
Section 6 Costs and Expenses.
              As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
Section 7 Governing Law.
              THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
Section 8 Headings.
              Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 9 Counterparts.
              This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
Section 10 Confidentiality.

              The matters set forth herein are subject to Section 11.18 of the Credit Agreement, which is incorporated herein by reference.
[signature page follows]

              IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER: WILSONS LEATHER HOLDINGS INC.
By:	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Lender, Term Lender and Swing Line Lender
By:	/s/ Kristina M. Miller
Title:	Duly Authorized Signatory

[Signature Page to Fourth Amendment]

              The undersigned are executing this Amendment in their capacity as Credit Parties:

Wilsons The Leather Experts Inc.
By:	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

Wilsons Center, Inc.
By:	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

Rosedale Wilsons, Inc.
By:	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

River Hills Wilsons, Inc.
By	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

Bermans The Leather Experts Inc.
By:	/s/ Stacy A. Kruse
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment]